EXHIBIT 10.28a


                                 LEASE AMENDMENT

THIS, AMENDMENT is made the 22nd day of July, 1998, between Red Circle LLP, hereinafter called "Landlord" and Chronimed, Inc., hereinafter called "Tenant".

Whereas, by Lease dated November 22, 1996, and Amendment No. 1 dated April 23, 1997 and Amendment No. 2 executed December 15, 1997, Landlord leased to Tenant the real property together with the building and improvements then erected thereon, located at Terrace Center, 10900 Red Circle Drive, Suite 300, in the City of Minnetonka, in the State of Minnesota, 55305, all as more particularly described in said Lease.

Therefore, in consideration of the mutual covenants herein contained, and other good and valuable consideration, it is covenanted and agreed between the parties that the aforesaid Lease be modified and amended as follows:

LEASE EXTENSION

The lease term will be extended through March 31, 2005.

LEASED PREMISES EXPANSION

The Leased Premises shall be revised to include an additional 14,617 square feet of space, for a total square footage of 38,740, which additional space is shown on the attached plan (Exhibit "A"). The expansion space shall become part of the Leased Premises on September 1, 1998 when Base Rent and Additional Rent shall commence.

RENT

The annual Base Rent as outlined in Section 2 of the Lease shall be revised to the following schedule:

------------------------- -------------------------- ---------------------------
          TERM                 ANNUAL BASE RENT          MONTHLY BASE RENT
------------------------- -------------------------- ---------------------------

------------------------- -------------------------- ---------------------------
   9/1/98 - 8/31/2000             $332,942.00                $27,745.16
------------------------- -------------------------- ---------------------------
    9/1/00 - 3/31/02              $340,250.00                $28,354.16
------------------------- -------------------------- ---------------------------
    4/1/02 - 8/31/02              $373,787.00                $31,148.92
------------------------- -------------------------- ---------------------------
    9/1/02 - 3/31/05              $381,096.00                $31,758.00
------------------------- -------------------------- ---------------------------


ADDITIONAL RENT

The Tenant's proportionate share for allocation purposes as called for in
Section 7 of the Lease shall be revised to 39.07% (38,740/99, 150).

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PAYMENTS TO TENANT

Landlord agrees to pay to Tenant an aggregate amount of $232,000.00 upon the mutual execution of this Amendment. Such amount must be paid prior to this Amendment being enforceable. Tenant acknowledges that it accepts the space in an "as-is" condition including the carpet, ceiling, plumbing, HVAC system, lights, walls, electrical services and outlets. It is acknowledged that the figure of $232,000.00 is constituted by three conceptually different and separate amounts. The first of these is $110,000.00, which offsets remaining rent and leasehold improvement amortization at the Tenant's former office at 13911 Ridgedale Drive in Minnetonka. The second is $50,000.00, which offsets twelve forward month's estimated real estate: service fees to be paid to United Properties for ongoing consultative real estate services. The third is $72,000.00, which is a tenant improvement allowance to allow Tenant to improve the space to facilitate occupancy.

PARKING

Tenant shall have the right to use 3.3 stalls per 1,000 square feet of additional space leased in this Amendment or approximately 48 additional stalls.

This Amendment shall supersede and contrary or conflicting information contained in the original Lease as stated above. All other terms and conditions shall remain in full force and effect

                              AMENDMENT #2 TO LEASE
                                     BETWEEN
                              RED CIRCLE L.L.C. AND
                                 CHRONIMED, INC.

Red Circle L.L.C. (as Landlord)and Chronimed, Inc. (as Tenant) entered into a Lease for Suite 300 at 10900 Red Circle Drive, Minnetonka; MN, dated November 22, 1996, and further mended by an unnumbered Amendment dated April 25, 1997, which deals with the Lease for the storeroom. That unnumbered amendment is hereby called Amendment number one.

Whereas, Landlord and Tenant hereby wish to amend the Lease.

Therefore in consideration of the mutual covenants, promises and agreements contained in the LEASE, the parties agree as follows:

Paragraphs 33, Additional Space, and 34, Right to Expand, are hereby deleted in their entirety, and are of no further effect.

This Amendment is contingent upon the execution of a new Lease by Chronimed for approximate square feet of additional space in the subject Building.

The signatories below warrant that they are duly authorized to enter into this Amendment #2 to LEASE:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #2 to Lease to be executed:

LANDLORD                             TENANT

RED CIRCLE L.L.C.                    CHRONIMED, INC.

Samuel S. Marfield                   Norman A. Cocke



Its General Partner                  Its Senior Vice President and Chief
                                     Financial Officer

Date ________________________        Date _______________________________

                                    AGREEMENT

CHRONIMED WANTS MBY TO USE THE SAME CARPET CHRONIMED IS USING IN CHRONIMED'S CURRENT SPACE FOR THE 14,000 SQUARE FOOT VACANCY IN THE LOWER FLOOR OF THE CHRONIMED BUILDING.

THE COST OF THE CARPET MBY HAD PLANNED TO USE WAS $19,550. THE
UPGRADED CARPET COST IS $24,718. THIS AN ADDITIONAL COST OF $5,168.

MBY AGREES TO INSTALL THE UPGRADED CARPET. CHRONIMED AGREES TO PAY 50% OF THE ADDITIONAL COST NOW, WHICH IS $2,584.

(NORM: PLEASE CONSIDER THIS AGREEMENT AS YOUR INVOICE.)

IF CHRONIMED LEASES THE VACANCY AFTER A TWO (2) YEAR LEASE IS OVER WITH ANOTHER TENANT, CHRONIMED WILL PAY MBY $10,000 FOR THE CARPET OR GIVE MBY A CREDIT OF THIS AMOUNT AGAINST A LEASE NEGOTIATION.

NORMAL WEAR AND TEAR IS ACCEPTABLE TO CHRONIMED AT THE END OF THIS 2 YEAR LEASE.

CHRONIMED:                                MBY COMPANIES FOR
                                          RED CIRCLE LLP

By Norm Cocke                             By Sam Marfield

Its SVP & CFO                             Its General Partner

Date __________________________           Date _________________________

                                 LEASE AMENDMENT

This Amendment is made the 23rd day of April, 1997 between Red Circle LLP, a Minnesota Partnership, hereinafter called "Landlord", and Chronimed, Inc., a Minnesota Corporation, hereinafter called "Tenant".

Whereas, by Lease dated November 22, 1996, Landlord leased to Tenant the real property together with the building and improvements then erected thereon, located at 10900 Red Circle Drive, Suite 300, in the City of Minnetonka, State of Minnesota, all as more particularly described in said Lease.

Therefore, in consideration of the mutual covenants herein contained and other good and valuable consideration, it is covenanted and agreed between the parties that the aforesaid Lease be modified and amended as follows:

ADDITIONAL LEASED SPACE
Effective June 1, 1997, 502 sq.ft. of storage area will be added to Tenant's leased premises and will be taken as built. The storage area is identified as Area E as represented in the original Lease in Exhibit "A" and "B" space plans.

LEASED PREMISES
Square footage of the leased premises shall be changed from 23,621 sq.ft. to 24,123 sq.ft.

BASE RENT
Effective June 1, 1997, Base Rent shall be $16,173.34 per month.

ADDITIONAL PARKING STALLS/PICNIC AREA
Landlord will construct additional parking area, including picnic area, as detailed on the attached plan prepared by The Design Partnership and referred to as Exhibit "A" of this Lease Amendment. Landlord agrees to provide the parking and picnic area under the same terms and conditions as contained in the original Lease under Paragraph 5, Parking and Common Areas. Landlord has estimated the cost of the additional parking to be $123,845.00. Upon completion of the additional parking stalls and picnic area, Landlord will provide Tenant with a copy of all invoices covering all construction costs involved in creating additional parking stalls plus a 10% overhead fee.

Tenant has agreed to construct and pay for all tenant improvements as detailed in Exhibit "C" of the original Lease as Landlord improvements. In exchange for Tenant completing all tenant improvements, Landlord will apply a credit of $103,386 to the cost of constructing the parking lot addition. Any net difference between the credit for tenant improvements and the cost of constructing the additional parking lot and picnic area, will be paid by Tenant to Landlord within 30 days of invoice by Landlord.

Lease Amendment
Red Circle LLP - Chronimed, Inc.
April 23, 1997
Page 2

This Amendment shall supersede any contrary or conflicting information contained in the original Lease between Landlord and Tenant dated November 22, 1996. All other terms and conditions of the original Lease shall remain in full force and effective.

RED CIRCLE LLP                             CHRONIMED, INC.

By                                         By
Its                                        Its

Date                                       Date